LESLIE’S, INC.

DEFERRED COMPENSATION PLAN

FOR NON-EMPLOYEE DIRECTORS

This Leslie’s, Inc. Deferred Compensation Plan for Non-Employee Directors (this “Plan”) has been adopted by the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Leslie’s, Inc. (the “Company”) to govern the deferral of cash fees and restricted stock units (“RSUs”) by members of the Board who are not employees of the Company (each, a “Director”).

1.
Election to Defer.
(a)
Deferral of Cash Fees. A Director may elect in advance to defer the receipt of some or all of such Director’s cash fees from the Company for service on the Board. To make such an election, the Director must complete an election form in the form specified by the Company, which may be through a third-party administrator (a “Cash Deferral Election”). Each Cash Deferral Election under this Section 1(a) shall apply to all cash fees that are payable on or after the start of the calendar year that follows the calendar year in which such Cash Deferral Election was made; provided, however, that a newly elected or appointed Director may, no later than 30 days after such Director’s election or appointment, make a Cash Deferral Election that applies to all cash fees payable following such Cash Deferral Election. Unless otherwise provided in the Cash Deferral Election, Cash Deferral Elections will only apply to the year for which such Cash Deferral Election is made and will not rollover to any subsequent year.
(b)
Deferral of RSUs. A Director may elect in advance to defer settlement of some or all of the RSUs granted to such Director by the Company for service on the Board. To make such an election, the Director must complete an election form in the form specified by the Company, which may be through a third-party administrator (an “RSU Deferral Election”). Each RSU Deferral Election under this Section 1(b) shall apply to all RSUs that are granted on or after the start of the calendar year that follows the calendar year in which such RSU Deferral Election was made; provided, however, that a newly elected or appointed Director may, no later than 30 days after such Director’s election or appointment, make an RSU Deferral Election that applies to all RSUs granted following such RSU Deferral Election. Unless otherwise provided in the RSU Deferral Election, RSU Deferral Elections will only apply to the year for which such RSU Deferral Election is made and will not rollover to any subsequent year.
2.
Deferred Account. As of the last day of each calendar quarter, each Director’s deferred account (“Account”) shall be credited with a number of whole and fractional stock units (the “Units”) equal to the number of whole and fractional shares of common stock, par value $0.001 per share, of the Company (“Stock”) determined by dividing such Director’s deferred fees for the calendar quarter by the Fair Market Value of a share of Stock. In addition, on the applicable date of grant, each Director’s Account shall be credited with a number of Units equal to the number of RSUs granted on such date; provided, however, that such Units shall remain subject to forfeiture and vesting in accordance with the terms of the applicable award agreement governing the RSUs. For purposes of this Plan, “Fair Market Value” shall have the meaning provided to such term under the Leslie’s, Inc. Amended and Restated 2020 Omnibus Incentive Plan (the “Incentive Plan”).

3.
Dividend Equivalent Amounts. Whenever dividends (other than dividends payable in shares of Stock) are paid with respect to Stock, each Account shall be credited with a number of whole and fractional shares of Stock determined by multiplying the per share dividend by number of Units in the Account on the record date and dividing the result by the Fair Market Value on the dividend payment date. Whenever dividends payable in shares of Stock are paid with respect to Stock, each Account shall be credited with a number of whole and fractional Units equal to the number of shares of Stock that would have been received by such Account on account of the Unit balance in the Account had such balance been in the form of outstanding shares of Stock. Notwithstanding the foregoing, all dividend equivalent amounts credited to such Account with respect to RSUs that were deferred pursuant to Section 1(b) shall remain subject to forfeiture and vesting in accordance with the terms of the applicable award agreement governing the RSUs.
4.
Period of Deferral. The period of deferral shall be set forth in the applicable Cash Deferral Election or RSU Deferral Election, which may provide that such period of deferral ceases upon the Director’s Separation From Service, in annual installments over a specified period following the Director’s Separation From Service or on such other date(s) or event(s) as permitted by the Committee. For purposes of this Plan, “Separation From Service” shall have the meaning set forth under Section 409A (as defined below).
5.
Designation of Beneficiary. A Director may designate one or more beneficiaries to receive payments from the Director’s Account in the event of the Director’s death. Such designation, or any change therein, must be in writing and shall be effective upon receipt by the Company or the designated third-party administrator of this Plan. If there is no effective designation of beneficiary, or if no beneficiary survives the Director, the estate of the Director shall be deemed to be the beneficiary. All payments to a beneficiary or estate shall be made in a lump sum in shares of Stock, with any fractional share paid in cash.
6.
Payment. All amounts credited to an Account shall be paid in shares of Stock to the Director, the Director’s designated beneficiary (or beneficiaries) or estate, within 30 days after the end of a deferral period; provided, however, that fractional shares shall be paid in cash. With respect to Units credit to an Account as a result of an RSU Deferral Election, shares of Stock delivered in accordance with this Section 6 shall be issued under the Incentive Plan. With respect to Units credited to an Account as a result of a Cash Deferral Elections, shares of Stock delivered in accordance with this Section 6 shall be issued under this Plan. Notwithstanding the foregoing, in the event of a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the assets of the Company, in each case within the meaning of Section 409A (collectively, a “Change in Control Event”), all Accounts under this deferred compensation arrangement shall become immediately payable in shares of Stock within 30 days following consummation of such Change in Control Event.
7.
Share Reserve. Subject to adjustment pursuant to Section 8, the maximum number of shares of Stock reserved for issuance under this Plan with respect to Cash Deferral Elections shall be equal to [●] shares of Stock. Such shares of Stock may be authorized and unissued shares of Stock, treasury shares of Stock, or any combination of the foregoing, as may be determined from time to time by the Board or by the Committee.

8.
Adjustments. If the number of outstanding shares of Stock is increased or decreased or the shares of Stock are changed into or exchanged for a different number of shares or kind of capital stock or other securities of the Company on account of any recapitalization, reclassification, stock split, reverse stock split, spin-off, combination of stock, exchange of stock, stock dividend or other distribution payable in capital stock, or other increase or decrease in shares of Stock effected without receipt of consideration by the Company, the Committee shall make appropriate adjustments in the number of Units credited to the Accounts and the shares of Stock reserved pursuant to Section 7.
9.
Administration. The Committee shall administer this Plan and shall have such powers and authorities related to the administration of this Plan as are consistent with the Company’s certificate of incorporation and bylaws and applicable laws, including Section 409A. Without limiting the generality of the foregoing, the Committee shall have full power and authority to take all actions and to make all determinations required or provided for under this Plan, any Cash Deferral Election or any RSU Deferral Election and shall have full power and authority to take all such other actions and to make all such other determinations not inconsistent with the specific terms and provisions of this Plan which the Committee deems to be necessary or appropriate to the administration of this Plan. Unless otherwise expressly determined by the Board, the Committee shall have the authority to interpret and construe all provisions of this Plan, any Cash Deferral Election and any RSU Deferral Election, and any such interpretation or construction, and any other determination contemplated to be made under this Plan, any Cash Deferral Election and any RSU Deferral Election, by the Committee shall be final, binding, and conclusive on all persons, whether or not expressly provided for in any provision of this Plan, any Cash Deferral Election or any RSU Deferral Election.
10.
Trust. The Company may establish a trust (the “Trust”) by a trust agreement with a third party to which the Company may, in its discretion, contribute shares of Stock, which may be used to satisfy the Company’s obligations under this Plan. The provisions of this Plan shall govern the rights of a Director to receive distributions pursuant to this Plan, and the provisions of the Trust shall govern the rights of the Company, Directors and the creditors of the Company to the assets transferred to the Trust. The Company shall at all times remain liable to carry out its obligations under this Plan.
11.
Nontransferability of Rights. During a Director’s lifetime, any payment under this Plan shall be made only to such Director. The Account, any Units credited to and any other sum or other interest under this Plan may not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, and any attempt by a Director or any beneficiary under this Plan to do so shall be void. The Account, any Units credited to and any other sum or other interest under this Plan shall in no manner be liable for or subject to the debts, contracts, liabilities, engagements or torts of a Director or beneficiary entitled thereto. Notwithstanding the foregoing, the Company may make payments to an individual other than a Director to the extent required by a domestic relations order.
12.
Company’s Obligations to Be Unfunded and Unsecured. The Accounts maintained under this Plan shall at all times be entirely unfunded, and no provision shall at any time be made with respect to segregating assets of the Company (including Stock) for payment of any amounts hereunder. No Director or other person shall have any interest in any particular assets of the

Company (including Stock) by reason of the right to receive payment under this Plan, and any Director or other person shall have only the rights of a general unsecured creditor of the Company with respect to any rights under this deferred compensation arrangement.
13.
Governing Law. The validity and construction of this Plan shall be governed by, and construed and interpreted in accordance with, the laws of the State of Delaware, other than any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Plan to the substantive laws of any other jurisdiction.
14.
Section 409A. This program is intended to comply with Section 409A of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder (collectively, “Section 409A”). To the extent there is any ambiguity as to whether any provision of this Plan would otherwise contravene one or more requirements or limitations of Section 409A, such provision shall be interpreted and applied in a manner that does not result in a violation of the applicable requirements or limitations of Section 409A.